SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)
October 2, 2000

_______________________________________

DIASYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)


     	000-24974		                        		06-1339248
(Commission File Number)	    		IRS Employer Identification Number)


  49 Leavenworth Street, Waterbury, CT        06702
(Address of Principal Executive Offices)    (Zip Code)

  (203) 755-5083
 Registrant's telephone number, including area code



ITEM 2	ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2000, DiaSys Corporation (the "Registrant") entered into a Share Purchase Agreement (the "Purchase Agreement"), with Intersep Ltd. ("Intersep") an English corporation, and the shareholders of Intersep pursuant to which the Registrant purchased all of the issued and outstanding shares of Intersep for an amount equal to 7 1/2 times Intersep's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year ended December 31, 2000 based on audited financials. The purchase price is composed of $500,000 in cash paid at closing, the assumption of Intersep's debt at December 31, 2000, and the balance in DiaSys Common Shares. Additionally, assuming certain conditions are met, additional purchase price will be paid in common stock, based upon Intersep's EBITDA for the years
2001, 2002, and 2003. As of September 30, 2000, Intersep is a wholly-owned subsidiary of the Registrant. A copy of the press release issued by Registrant on October 2, 2000 concerning the foregoing transaction is filed herewith as Exhibit 20.1 and is incorporated herein by reference.


ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

(a) 	Financial Statements of Intersep Ltd. (to be filed by Amendment).

(b)	Pro Forma Financial Information (to be filed by Amendment).

(c)	Exhibits:
   10.1	Share Purchase Agreement, dated September 30, 2000, between Intersep, the shareholders of Intersep and the Registrant. (Schedules and Exhibits have been omitted).

   20.1	Press Release, dated October 2, 2000.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						DIASYS CORPORATION



By:
    Todd M. DeMatteo
	   President and Chief Executive Officer

Date:  October 12, 2000
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